UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

PEERLOGIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-191175	46-4824543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Sixth Ave, #351, New York, New York 10011
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 598-4640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 8.01	Other Events.

On February 21, 2017, the Registrant entered into an employment agreement (the “Employment Agreement”) with Ray Colwell (“Colwell”), pursuant to which, commencing March 6, 2017, Colwell will serve as the Interim Chief Executive Officer of the Registrant and, commencing 90 days thereafter, shall serve as Chief Executive Officer of the Registrant through March 5, 2019, subject to extension as provided in the Employment Agreement, and be appointed to the Board of Directors.

Pursuant to the terms of the Employment Agreement, Colwell shall be entitled to annual salary of $250,000 per annum and a bonus in the amount of 10% of all incremental gross revenue generated by the Company, which bonus shall be determined and be payable quarterly. In addition, pursuant to the Employment Agreement, the Company shall grant to Colwell stock options exercisable for an aggregate of 7,000,000 shares of common stock (the “Options”), subject to vesting, exercisable for ten years at the exercise price of $0.11 per share, subject to adjustment as provided therein. The Options shall vest as follows:

Milestone to be Achieved	Number Vested
Execution and delivery by Employee of this Agreement	1,000,000
10 Day VWAP (as hereinafter defined) shall equal or exceed $0.25	1,500,000
10 Day VWAP shall equal or exceed $0.50	1,500,000
10 Day VWAP shall equal or exceed $0.75	1,500,000
10 Day VWAP shall equal or exceed $1.00	1,500,000

In the event that Employee shall cease to be employed by the Company, all options shall immediately terminate. In addition, in the event of a Change in Control (as defined in the Employment Agreement), all stock options then granted to Colwell which are unvested at the date of the Change in Control will be immediately vested.

Prior to joining PeerLogix, Colwell served as a member of successful executive teams, most recently as VP of Partner Sales at AOL responsible for $100+ million of mobile demand revenue following the AOL acquisition of Millennial Media, where he was then head of Global Business Development, and prior to the acquisition of Nexage by Millennial Media in the same capacity. Colwell has deep experience generating digital media revenue in new businesses in the digital ecosystem, including his role as Chief Revenue Officer at Adelphic, recently acquired by Time Inc., and as Chief Revenue Officer of 4INFO, as well as SVP of Sales and BD for Third Screen Media, a pioneer in the mobile ad serving space acquired by AOL in 2007.

Item 9.01	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 21, 2017, between PeerLogix, Inc. and Ray Colwell

99.1	Press Release, dated February 23rd, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2017

PEERLOGIX, INC.

By:	/s/ William Gorfein
Name: William Gorfein
Title: Chief Executive Officer

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Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 21, 2017, between PeerLogix, Inc. and Ray Colwell
99.1	Press Release, dated February 23rd, 2017

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